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                                   EXHIBIT 21

                            CROGHAN BANCSHARES, INC.

                         Subsidiaries of the Registrant

                                   State of        Percentage of
         Subsidiary             Incorporation    securities owned
         ----------             -------------    ----------------
The Croghan Colonial Bank (1)       Ohio               100%

(1) The subsidiary's principal office is located in Fremont, Ohio.